EXHIBIT 4.18

REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made and entered into as of August 24, 2001, by and among NEXTEL COMMUNICATIONS, INC., a Delaware corporation (the “Company”), and the investors listed on Annex A hereto (each, an “Investor” and collectively, the “Investors”).

RECITALS

      A. Investors have exchanged certain debt securities of Nextel International, Inc., a substantially wholly-owned subsidiary of the Company, for shares of class A common stock, par value $.001 per share, of the Company (the “Company Common Stock”) pursuant to a Securities Exchange Agreement between the Company and the Investors dated August 24, 2001 (the “Exchange Agreement”).

      B. In connection with the exchange transaction, the Company has agreed to provide certain registration rights to Investors.

      C. The Company and Investors are entering into this Agreement to set forth the terms and conditions applicable to the grant and exercise of such registration rights.

      NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Nextel and Investors agree as follows:

1. Definitions.

      As used in this Agreement, the following terms have the following meanings:

“1933 Act” means the Securities Act of 1933, as amended from time to time, or any successor federal statute, and the rules and regulations of the SEC issued under such act, as they each may, from time to time, be amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor federal statute, and the rules and regulations of the SEC issued under such act, as they each may, from time to time, be amended.

“Agreement” has the meaning set forth in the preamble.

“Closing Date” means the date of this Agreement.

“Company” has the meaning set forth in the preamble and shall also include the Company’s successors.

“Company Common Stock” has the meaning set forth in the recitals.

“Exchange Agreement” has the meaning set forth in the recitals.

“Holder(s)” means the Investors.

“indemnified party” has the meaning set forth in Section 4(c).

“indemnifying party” has the meaning set forth in Section 4(c).

“Other Stockholders” means Persons other than Holders, who, by virtue of agreements with the Company or any affiliate of the Company, whether entered into prior to, on, or after the date hereof, are entitled to include securities of the Company in the Shelf Registration Statement.

“Permitted Interruption” has the meaning set forth in Section 5.

“Person” means an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” means the prospectus included in the Shelf Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, and by all other amendments and supplements to such prospectus, and in each case including all material incorporated by reference therein.

“Registrable Securities” means shares of Company Common Stock acquired by Investors pursuant to the Exchange Agreement; provided, however, that any such shares of Company Common Stock shall cease to be Registrable Securities when they (i) have been sold pursuant to the Shelf Registration Statement, (ii) have been or may be sold pursuant to Rule 144 of the 1933 Act, (iii) have been transferred to someone other than a Holder, or (iv) have ceased to be outstanding.

“Registration Expenses” means any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred by the Company in connection with compliance with state securities or blue sky laws, (iii) all expenses incurred by the Company of preparing word processing, printing and distributing the Shelf Registration Statement, any Prospectus, and any amendments or supplements thereto, (iv) the fees and disbursements of counsel for the Company and (v) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits, but excluding (x) fees and expenses of counsel to the Holders and (y) underwriting discounts and commissions, brokers commissions or similar fees and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

“Registration Period” has the meaning set forth in Section 2(a) hereof.

“SEC” means the Securities and Exchange Commission.

“Shelf Registration Statement” means a “shelf” registration statement of the Company that covers an offering to be made on a continuous basis of all of the

Registrable Securities (and may include other securities of the Company held by Other Stockholders) on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

            2. Registration Under the 1933 Act.

            (a) Within 20 days following the Closing Date, the Company shall use its best efforts to file the Shelf Registration Statement and shall use its commercially reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the SEC within 90 days thereafter and (subject to Section 3(d) and Section 5) to remain effective until the earlier of (i) one year from the Closing Date or (ii) the date on which all Registrable Securities covered by such Shelf Registration Statement have been sold (the “Registration Period”).

            (b) The Company shall pay all Registration Expenses in connection with the registration pursuant to this Section 2. Each Holder shall pay (i) all underwriting discounts and commissions, brokers commissions or similar fees and transfer taxes, if any and (ii) the fees and expenses of counsel to the Holders, if any, pro rata in proportion to the number of Registrable Securities sold by such Holder pursuant to the Shelf Registration Statement in relation to all Registrable Securities sold pursuant to the Shelf Registration Statement.

            (c) In addition to the Registrable Securities, the Company may include in the Shelf Registration Statement securities held by Other Stockholders.

            3. Registration Procedures.

            (a) In connection with the obligations of the Company with respect to the Shelf Registration Statement, the Company shall:

                  (1) prepare and file with the SEC the Shelf Registration Statement on an appropriate form under the 1933 Act, which form (x) shall be selected by the Company and (y) shall be available for the resale of the Registrable Securities by the selling Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form;

                  (2) prepare and file with the SEC such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective for the Registration Period and cause each Prospectus to be supplemented by any required prospectus supplement and cause any supplement to be filed pursuant to Rule 424 under the 1933 Act;

                  (3) furnish to each Holder of Registrable Securities, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any supplement thereto and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; and the Company consents to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law and the terms hereof by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities in accordance with the plan and manner of distribution which is attached hereto as Annex B and which will be included in the Prospectus;

                  (4) use its reasonable best efforts to register or qualify the Registrable Securities under all applicable state securities or “blue sky” laws of such jurisdictions as any selling Holder of Registrable Securities shall reasonably request in writing by the time the Shelf Registration Statement is filed with the SEC, and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(a)(4), (ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not so subject;

                  (5) promptly notify each Holder of Registrable Securities and, if requested by any such Holder, confirm such advice in writing (i) when the Shelf Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to the Shelf Registration Statement and Prospectus or for additional information after the Shelf Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose, or of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and in any such case, the Company shall make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement and provide immediate notice to each Holder of the withdrawal of any such order;

                  (6) upon request, furnish to each Holder, without charge, at least one conformed copy of the Shelf Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto);

                  (7) cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities sold and not bearing any restrictive legends and enable such Registrable Securities to be in such denominations and registered in such names as the selling Holders may reasonably request at least three business days prior to the delivery of any Registrable Securities sold under the Shelf Registration Statement;

                  (8) upon the occurrence of any event during the Registration Period that makes any statement made in the Shelf Registration Statement or the related Prospectus untrue in any material respect or that requires the making of any changes in the Shelf Registration Statement or Prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, the Company shall immediately notify each selling Holder and use its commercially reasonable best efforts to prepare and file with the SEC a supplement or post-effective amendment to the Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (9) make available for inspection by one representative designated by the Holders, and an attorney and an accountant designated by the Holders, at reasonable times and in a reasonable manner, all financial and other records, pertinent documents and properties of the Company, and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, attorney or accountant as shall be necessary to conduct a reasonable investigation within the meaning of the 1933 Act; provided, that, for the purpose of such investigation, such Holders, attorney and accountant have entered into a confidentiality agreement in a form satisfactory to the Company;

                  (10) if reasonably requested by any Holder covered by the Shelf Registration Statement, promptly incorporate in a Prospectus supplement such information with respect to such Holder as such Holder reasonably requests to be included therein; and

            (b) The Company may require each Holder to furnish to the Company such information regarding the Holder and evidence of its compliance with the terms of this Agreement and applicable laws and regulations as the Company may from time to time reasonably request in writing. Each Holder agrees to distribute Registrable Securities only in the manner described in Annex B. Each Holder is furnishing information to the Company in the form of Annex C concurrently with the execution of this Agreement. Each Holder represents and warrants that it has not held any position or office or had any other material relationship with the Company (or its predecessors or affiliates) during the three years prior to the date hereof. Each Holder further represents and warrants that the foregoing information is accurate and complete and that the securities to be offered pursuant to the Shelf Registration Statement will include only Registrable Securities. Each Holder agrees to promptly notify the Company of any inaccuracies or changes in the information provided to the Company that may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains effective. Each Holder authorizes the Company to include such information (without independently verifying the accuracy or completeness thereof) in the Shelf Registration Statement and/or other documents prepared or filed in connection therewith or in connection with sales of Registrable Securities thereunder. Each Holder acknowledges that it understands its obligation to comply with the provisions of the 1934 Act and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to the Shelf Registration Statement. Each Holder agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions. When Registrable Securities have been transferred pursuant to the Shelf Registration Statement, each Holder shall provide notice to the Company specifying the identity of such transferring Holder and the number of shares of Registrable Securities so transferred, and certifying that (i) the prospectus delivery requirements of the 1933 Act have been satisfied, (ii) the Holder is named as a “Selling Security Holder” in the Shelf Registration Statement, (iii) the aggregate number of shares of Company Common Stock transferred are not in excess of those listed in the Shelf Registration Statement as being offered by such Holder, and (iv) the transfer was described in the section captioned “Plan of Distribution” in the Shelf Registration Statement.

            (c) Each Holder agrees to, as expeditiously as possible, (i) notify the Company of the occurrence of any event that makes any statement made in the Shelf Registration Statement or Prospectus regarding such Holder untrue in any material respect or that requires the making of any changes in the Shelf Registration Statement or Prospectus regarding such Holder so that, in such regard, (A) in the case of the Shelf Registration Statement, it will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) in the case of a Prospectus, it will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and (ii) provide the Company with such information as may be required to enable the Company to prepare a supplement or post-effective amendment to the Shelf Registration Statement or a supplement to such Prospectus.

            (d) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(a)(8) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(a)(8) hereof, and, if so directed by the Company, such Holder will deliver to the Company all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. Each Holder agrees that in the event it receives any notice from the Company under Section 3(a)(8), it will not disclose such fact to any Person.

            4. Indemnification and Contribution.

            (a) The Company agrees to indemnify and hold harmless each Holder whose Registrable Securities are included in the Shelf Registration Statement and each Person, if any, who controls such Holder within the meaning of the 1933 Act, from and against all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by such Holder or any such controlling Person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company has furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by any selling Holder or its representatives expressly for use therein; provided that, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary Prospectus, or Prospectus, the indemnity agreement contained in this Section 4(a) will not inure to the benefit of any such Person to the extent that any such losses, claims, damages or liabilities of such Person result from the fact that there was not sent or given to any Person who purchased

Registrable Securities, at or prior to the written confirmation of the sale of Registrable Securities to such Person, a copy of the Prospectus, as then amended or supplemented (exclusive of material incorporated by reference), if the Company had previously furnished copies thereof to such Person.

            (b) Each Holder of Registrable Securities included in the Shelf Registration Statement agrees, severally and not jointly, to indemnify and hold harmless the Company and the other selling Holders and Other Stockholders participating in the Shelf Registration Statement, and each of their respective directors, officers who sign the Shelf Registration Statement and each Person, if any, who controls the Company and any other selling Holder or Other Stockholder within the meaning of the 1933 Act to the same extent as the foregoing indemnity from the Company, but only with reference to information furnished to the Company in writing by such Holder expressly for use in the Shelf Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto); provided that, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary Prospectus, or Prospectus, the indemnity agreement contained in this Section 4(b) will not inure to the benefit of any such Person to the extent that any such losses, claims, damages or liabilities of such Person result from the fact that there was not sent or given to any Person who purchased Registrable Securities, at or prior to the written confirmation of the sale of Registrable Securities to such Person, a copy of the Prospectus, as then amended or supplemented (exclusive of material incorporated by reference), if the Company or Holder had previously furnished copies thereof to such Person.

            (c) In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or paragraph (b) above, such Person (the “indemnified party”) shall promptly notify the Person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Shelf Registration Statement and each Person, if any, who controls the Company within the meaning of the 1933 Act and (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Holders and Other Stockholders and all Persons, if any, who control any Holders or Other Stockholders within the meaning of the 1933 Act, and that all such fees and expenses shall be reimbursed as they are incurred. In such case involving the Holders and Other Stockholders and such Persons who control Holders and Other Stockholders, such firm shall be designated in writing by the Holders of a majority of the Registrable Securities and other shares included in the registration then outstanding. In all other cases, such firm shall be designated by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its prior written consent (which consent shall not be unreasonably withheld) but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed the indemnified party for such fees and expenses of counsel in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding; provided that such unconditional release may be subject to a parallel release of a claimant or plaintiff by such indemnified party from all liability in respect of claims or counterclaims asserted by such indemnified party, and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party; provided, further, that, as to each indemnified party withholding such consent, the maximum amount of the losses, damages or liabilities in respect of which such indemnified party may seek indemnification hereunder with respect to such claim is limited to the amount that the indemnifying party would have paid to or on behalf of such indemnified party had such indemnified party consented to such settlement.

            (d) If the indemnification provided for in paragraph (a) or paragraph (b) of this Section 4 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Holders and Other Stockholders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders or Other Stockholders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders’ obligations to contribute pursuant to this Section 4(d) are several in proportion to the aggregate amount of Registrable Securities of such Holder that were registered pursuant to the Shelf Registration Statement.

            (e) The Company and each Holder agree that it would not be just or equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4, no Holder shall be required to indemnify or contribute any amount in excess of the net proceeds received by such Holder in connection with the sale of the Registrable Securities sold by such Holder. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of fraudulent misrepresentation.

      The indemnity and contribution provisions contained in this Section 4 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or any Person controlling any Holder, or by or on behalf of the Company, its officers or directors or any Person controlling the Company, and (iii) any sale of Registrable Securities pursuant to the Shelf Registration Statement.

            5. Permitted Interruption. Notwithstanding any provision of this Agreement or the Exchange Agreement, the Company shall not be required to prepare or file the Shelf Registration Statement, any amendment or post- effective amendment thereto or Prospectus supplement or to supplement or amend the Shelf Registration Statement or otherwise facilitate the resale of Registrable Securities, and the Company shall be free to take or omit to take any other action that would result in the impracticality of any such filing, supplement or amendment, (x) in connection with pending corporate developments, public filings with the SEC and similar events, for a period not to exceed 30 days in any three-month period or an aggregate of 90 days (whether or not consecutive) in any twelve-month period or (y) in connection with any pending or potential acquisitions, financings or similar transactions, for a period not to exceed 60 days in any three-month period or 90 days (whether or not consecutive) in any twelve-month period (any period described in this Section 5 during which the Company is not required to make such filing, amendment or supplement is herein referred to as a “Permitted Interruption”). If a Permitted Interruption affects the Shelf Registration Statement during the Registration Period, the Company agrees to notify each of the Holders so affected by a Permitted Interruption as promptly as practicable upon each of the commencement and termination of each Permitted Interruption. The Company shall not be required in the notice of a Permitted Interruption to disclose the cause for such Permitted Interruption, and each Holder agrees that it will not disclose receipt of a notice of Permitted Interruption to any Person. Each Holder agrees that, upon receipt of any notice from the Company, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Holder’s receipt of the Company’s notice as to the termination of the Permitted Interruption. In the event of a Permitted Interruption during the Registration Period, the Registration Period shall be extended by the number of days of such period.

            6. Miscellaneous.

            (a) No Inconsistent Agreements. The Company has not entered into, and on or after the date of this Agreement will not enter into, any agreement that is inconsistent with the rights granted to the Holders pursuant to this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s other issued and outstanding securities under any such agreements.

            (b) Amendments and Waivers. This Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority of the Registrable Securities then outstanding affected by such amendment, modification, supplement, waiver or consent; provided, however, that no amendment, modification, supplement, waiver or consents to any departure from the provisions of Section 4 hereof shall be effective as against any Holder unless consented to in writing by such Holder.

            (c) Notices. All notices, requests and demands to or upon the respective parties hereto to be effective must be in writing and, unless otherwise expressly provided herein, are deemed to have been duly given or made when delivered by hand or by courier, or by certified mail, or, when transmitted by facsimile and a confirmation of transmission printed by sender’s facsimile machine. A copy of any notice given by facsimile also must be mailed, postage prepaid, to the addressee. Notices to the respective parties hereto must be addressed as follows:

If to a Holder:	c/o Capital Group Companies, Inc.

333 South Hope Street, 55th Floor

Los Angeles, California 90071

Attention: Walter R. Burkley, III, Esq.

Telephone: (213) 486-9200

Telecopier: (213) 486-9217

If to the Company:	Nextel Communications, Inc.

2001 Edmund Halley Dr.

Reston, Virginia 20191

Attention: Leonard J. Kennedy, Esq.

General Counsel

Telephone: (703) 433-4274

Telecopier: (703) 433-4846

With a copy to:

Jones, Day, Reavis & Pogue

North Point

901 Lakeside Avenue

Cleveland, OH 44114

Attention: Jeanne M. Rickert, Esq.

Telephone: (216) 586-7220

Telecopier: (216) 579-0212

      Any party may alter the address to which communications or copies are to be sent by giving notice of the change of address under this Section.

            (d) Successors and Assigns. This Agreement binds and inures to the benefit of the Holders and the Company and its successors. No Holder may assign any of the rights created by this Agreement.

            (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

            (h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

NEXTEL COMMUNICATIONS, INC.

By: Timothy Donahue Name: Timothy Donahue Title: Chief Executive Officer and President

Capital Guardian U.S. Fixed-Income Master Fund
By: Capital Guardian Trust Company

By: Peter Kelly Name: Title:

Capital Guardian U.S. Fixed-Income Fund for Tax-
Exempt Trusts
By: Capital Guardian Trust Company

By: Peter Kelly Name: Title:

American Funds Insurance Series Bond Fund
By: Capital Research and Management Company,
its investment adviser

By: Paul G. Haaga Name: Title:

Anchor Pathway Fund Asset Allocation Portfolio
Series
By: Capital Research and Management Company,
its investment adviser

By: Paul G. Haaga Name: Title:

American Funds Insurance Series High Yield Bond
Fund
By: Capital Research and Management Company,
its investment adviser

By: Paul G. Haaga Name: Title:

American High-Income Trust
By: Capital Research and Management Company,
its investment adviser

By: Paul G. Haaga Name: Title:

The Bond Fund of America, Inc.
By: Capital Research and Management Company,
its investment adviser

By: Paul G. Haaga Name: Title:

The Income Fund of America, Inc.
By: Capital Research and Management Company,
its investment adviser

By: Paul G. Haaga Name: Title:

Emerging Markets Growth Fund, Inc.
By: Capital International, Inc., its investment
adviser

By: Peter Kelly Name: Title:

ANNEX A

Investor

American Funds Insurance Series Bond Fund

Anchor Pathway Fund Asset Allocation Portfolio Series

American Funds Insurance Series High Yield Bond Fund

American High-Income Trust

The Bond Fund of America, Inc.

The Income Fund of America, Inc.

Emerging Markets Growth Fund, Inc.

Capital Guardian U.S. Fixed-Income Master Fund

Capital Guardian U.S. Fixed-Income Fund for Tax-Exempt Trusts

ANNEX B

Plan of Distribution

      The selling security holders may sell the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling security holders may sell the securities by one or more of the following methods:

(a)	block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

(c)	ordinary brokerage transactions and transactions in which the broker solicits purchases;

(d)	privately negotiated transactions;

(e)	short sales;

(f)	through option transactions; and

(g)	any combination of any of these methods of sale.

      The Company does not know of any arrangements by the selling security holders for the sale of any of the securities.

      The selling security holders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers or dealers may act as principals, or as an agent of, a selling security holder. Broker-dealers may agree with a selling security holder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling security holder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions on any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling security holders may also sell the securities that qualify in accordance with Rule 144 under the Securities Act of 1933, as amended, rather than pursuant to the prospectus, regardless of whether the securities are covered by this prospectus.

      To the extent required under the Securities Act of 1933, as amended, the aggregate amount of selling security holders’ securities being offered and the terms of the offering, the names of any agents, brokers, or dealers and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling security holder and/or purchasers of selling security holders’ securities, for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

      The selling security holders and any brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

      A selling security holder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling security holder, including, without limitation, in connection with distributions of the securities by those broker-dealers.

      The selling security holders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling security holders and any other person. The anti-manipulation rules under the Securities Exchange Act of 1934, as amended, may apply to sales of securities in the market and to the activities of the selling security holders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

      The Company has agreed to indemnify in certain circumstances the selling security holders against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The selling security holders have agreed to indemnify the Company in certain circumstances against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

ANNEX C

Selling Security Holder Information

	Number of Shares of	Number of Shares of
Name of Selling	Company Common	Company Common
Security Holder	Stock Owned	Stock To Be Offered

Capital Guardian U.S. Fixed-Income Master Fund	347,935	347,935

Capital Guardian U.S. Fixed-Income Fund for Tax-Exempt Trusts	16,113	16,113

American Funds Insurance Series Bond Fund	80,320	80,320

Anchor Pathway Fund Asset Allocation Portfolio Series	7,133	7,133

American Funds Insurance Series High Yield Bond Fund	328,921	328,921

American High-Income Trust	1,315,149	1,315,149

The Bond Fund of America, Inc.	1,455,283	1,455,283

The Income Fund of America, Inc.	2,194,633	2,194,633

Emerging Markets Growth Fund, Inc.	4,524	4,524

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